Exhibit 10.59

Promissory Note

$34,000,000.00	September 28, 2012

FOR VALUE RECEIVED, Waterton Lansbrook Venture, L.L.C., a Delaware limited liability company ("Borrower"), hereby promises to pay to the order of Bank of America, N.A., a national banking association (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender"), without offset, in immediately available funds in lawful money of the United States of America, at 135 South LaSalle, Suite 630, Chicago, Illinois 60603, the principal sum of Thirty-Four Million and No/100 Dollars ($34,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided. Any capitalized term used herein and not otherwise defined shall have the meaning given to it in the Term Loan Agreement by and between Borrower and Lender of even date herewith.

Section 1.             Payment Schedule and Maturity Date. Prior to maturity, accrued and unpaid interest shall be due and payable in arrears on the tenth (10th) day of each month (each, a "Payment Date") commencing on October 10, 2012. The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on September 28, 2015 (the "Maturity Date"), the final maturity of this Note.

Section 1A          Extension Options. Lender shall grant a request by Borrower A) to extend the Maturity Date of this Note to September 28, 2016 (the "First Extended Maturity Date"), with this option being referred to herein as the "First Extension Option" and B) to extend the First Extended Maturity Date of this Note to September 28, 2017 (the "Second Extended Maturity Date"), with this option being referred to herein as the "Second Extension Option", upon and subject to the following terms and conditions:

(a)           Basic Conditions. Unless otherwise agreed by Lender in writing:

(i)          Borrower shall request the extension, if at all, by written notice to Lender not more than one hundred and twenty (120) days, and not less than sixty (60) days, prior to the Maturity Date.

(ii)         At the time of the request, and at the time of the extension, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iii)        Financial statements and other information as may be required under the Loan Documents regarding Borrower, Guarantor and the Property, shall have been submitted promptly to Lender, and there shall not have occurred, in the opinion of Lender, any material adverse change in the business or financial condition of Borrower or Guarantor in the Property or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on the date of this Note.

(iv)        Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection ..with the proposed extension (pre- and post-closing), including appraisal fees, and reasonable attorneys' fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender's written agreement to the extension shall be due and payable prior to Lender's execution of that agreement (or if the proposed extension does not become effective, then within ten (10) days of demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(v)         All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the extension.

(vii)       Not later than the Maturity Date, (A) the extension shall have been documented to Lender's satisfaction by Borrower, Guarantor, Lender, (such any permitted subordinate lienholders and permanent lenders. (if any)); (B) Lender shall have been provided with an updated title report and appropriate title insurance endorsements shall have been issued as required by Lender; and (C) Borrower shall have paid to Lender a non- refundable extension fee in an amount equal to two-tenths percent (0.20%) of the sum of the outstanding principal balance of the Note plus the undisbursed committed amount of the Loan.

(viii)      At the time of such extension, the Property shall have a Loan-to-Value Ratio of less than or equal to sixty-five percent (65%). "Loan-to-Value Ratio" means the total outstanding principal balance of the Loan divided by the appraised "As-Is" value of the Property. The appraised "As-Is" value of the Property shall be based upon an appraisal prepared by a third-party appraiser acceptable to, and engaged directly by, Lender. The appraisal shall be satisfactory to Lender in all respects, as reviewed, adjusted and approved by Lender.

(ix)         As of any Determination Date occurring less than thirty (30) days prior to such extension, Borrower shall satisfy a Debt Yield (as hereinafter defined) of at least ten percent (10%). As used herein, "Debt Yield" means, as of any Determination Date, for the applicable Calculation Period the ratio, as determined by Lender, of Net Operating Income to the outstanding principal balance of the Loan. "Calculation Period" means the most recently completed three (3) calendar month period as of the Determination Date for which information is required to calculate the Debt Yield is available.

(x)          In the case of the Second Extension Option, the Maturity Date has previously been extended to the First Extended Maturity Date in accordance with this Section.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.

(b)          Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the extended term except to the extent changed as indicated below (such changes to be effective on and after the original Maturity Date, if the extension becomes effective as provided herein):

(i)          Amortization Payments During Extension Terms. In the event Borrower exercises either of the extension options described in this Section IA, Borrower shall thereafter make repayments of principal on the Loan in an amount equal to $32,750.00 on each Payment Date.

(ii)         Definition of Maturity Date. The Maturity Date shall mean the First Extended Maturity Date or Second Extended Maturity Date, as applicable.

Section 2.            Security; Loan Documents. The security for this Note includes a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (as the same may from time to time be amended, restated, modified or supplemented, the "Mortgage") of even date herewith from Borrower to Lender, conveying and encumbering certain real and personal property more particularly described therein (the "Property"). This Note, the Mortgage, the Term Loan Agreement between Borrower and Lender of even date herewith (as the same may from time to time be amended, restated, modified or supplemented, the "Loan Agreement") and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the "Loan"), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a "Loan Document" and together the "Loan Documents."

Section 3.             Interest Rate.

(a)           BBA LIBOR Daily Floating Rate. The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the BBA LIBOR Daily Floating Rate for that day plus two hundred forty (240) basis points per annum (the "Floating Rate"). The "BBA LIBOR Daily Floating Rate" shall mean a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Lender's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars. Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

(b)           Alternative Rates. Lender may notify Borrower if the BBA LIBOR Daily Floating Rate is not available for any reason, or if Lender determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate, or that the BBA LIBOR Daily Floating Rate will not adequately and fairly reflect the cost to Lender of funding the Loan, or that any applicable Law or regulation or compliance therewith by Lender prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate. If Lender so notifies Borrower, then interest shall accrue and be payable on the unpaid principal balance of this Note at a fluctuating rate of interest equal to the Prime Rate of Lender plus one hundred (100) basis points per annum, from the date of such notification by Lender until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, or until the Maturity Date of this Note (whether by acceleration, declaration, extension or otherwise), whichever is earlier to occur. The term "Prime Rate" means, on any day, the rate of interest per annum then most recently established by Lender as its "prime rate." Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Lender to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and Lender may make various business or other loans at rates of interest having no relationship to such rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender's Prime Rate. If Lender (including any subsequent holder of this Note) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

(c)           Default Rate. During an Event of Default, the Lender, in the Lender's sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding principal balance of this Note by five hundred (500) basis points above the rate of interest otherwise applicable ("Default Rate"), independent of whether the Lender elects to accelerate the outstanding principal balance of this Note.

Section 4.            Prepayment. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Lender shall have actually received from Borrower prior written notice of (i) Borrower's intent to prepay, (ii) the amount of principal which will be prepaid (the "Prepaid Principal"), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal. If this Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate.

Section 5.             Late Charges. If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity or any anticipated payment of Prepaid Principal) within fifteen (15) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment Such fifteen (1S) day period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 6.             Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest that is currently due and payable, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 p.m. central time shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 7.             Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Note:

(a)           Except for the failure to make a payment of Prepaid Principal, Borrower fails to pay within five (5) business days of the due date any amounts payable by Borrower to Lender under the terms of this Note.

(b)           Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable grace or cure period.

(c)          An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period).

Section 8.             Remedies. During an Event of Default, Lender may exercise any one or more of the following rights, powers and remedies:

(a)           Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b)           Lender may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of B0tTower, without notice to or the consent of Borrower.

(c)           Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.

Section 9.             Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 10.           Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender's rights and remedies under the Loan Documents, including court costs and reasonable attorneys' fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 11.           Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon Erin Ankin, c/o Waterton Residential, 30 South Wacker Drive, #3600, Chicago, Illinois 60606, the agent hereby designated and appointed by Borrower as Borrower's agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions of the State, subject to any provision or agreement for arbitration or dispute resolution set forth in the Loan Agreement.

Section 12.           Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 13.           General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to a11y of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of Illinois (without regard to-any principles of conflicts of laws) and applicable United States federal law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term "Business Day" shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement. The words "include" and "including" shall be interpreted as if followed by the words ''without limitation."

Section 14.         Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Loan Agreement regarding notices.

Section 15.         No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Mortgage, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. AH sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 16.         Disputes. Disputes under this Note are subject to the forum and waiver of jury trial provisions as set forth in the Loan Agreement.

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IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

BORROWER:

WATERTON LANSBROOK VENTURE, L.L.C., a Delaware limited liability company

By:	WRPV XI Lansbrook Tampa, L.L.C., a Delaware limited liability company, as manager

	By:	Waterton Venture XI Holdings, L.L.C., a Delaware limited liability company, as manager

		By:	Waterton Residential Property Venture XI, L.P., a Delaware limited partnership, as a manager

		By:	Waterton Residential Property Venture XI (PF-1), L.P., a Delaware limited partnership, as a manager

			By:	Waterton Venture XI GP, L.L.C., a Delaware limited liability company, as general partner

				By:	Waterton Associates L.L.C., an Illinois limited liability company, as sole member

				By:	/s/ Marc Swerdlow
Marc Swerdlow, President

[SEAL]